Exhibit H

to the Separate Series of the Amended and Restated

Professionally Managed Portfolios Custody Agreement

Name of Series	Date Added
Portfolio 21 Fund	2/25/2002
Portfolio 21 Institutional Class	1/12/2007

PORTFOLIO 21 DOMESTIC CUSTODY SERVICES CUSTODY ANNUAL FEE SCHEDULE EFFECTIVE: 04/01/2007
Annual fee based upon market value per fund:*
Based upon an annual rate of:                                                      Million
$[  ] on First                                           $[  ]
[   ] ([  ] basis points) on Next                                                      $[  ]
[  ] ([  ] basis point) on                                           Balance

Minimum Annual Fee Per Fund                                                      $[    ]

Portfolio Transaction Fees
$[  ] per US Bank repurchase agreement transaction
$[  ] per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agreement
$[  ] per portfolio transaction processed through our New York custodian definitive security (physical)
$[  ] per principal paydown
$[  ] per option/future contract written, exercised or expired
$[  ] per Cedel/Euroclear transaction
$[  ] per Mutual fund trade
$[  ] per Fed Wire
$[  ] per margin variation Fed wire
$[  ] per short sale

  •  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

  •  No charge for the initial conversion free receipt.

  •  Overdrafts – charged to the account at prime interest rate plus 2.

  •  Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Advisor’s Signature not need on the domestic fees on this Exhibit H as they are not changing at May 15, 2013.

Portfolio 21

Exhibit H (continued) to the Professionally Managed Portfolios Amended and Restated Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE – 2007 – Portfolio 21
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Cayman Islands	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Channel Islands	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China “A” Shares	All	[ ]	$[ ]	Palestinian	All	[ ]	$[ ]
China “”B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFIN	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Serbia	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Ireland	Equities	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	Gov’t Bonds	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Trinidad & Tobago	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Jamaica	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Lebanon	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Base Fee – A monthly base charge of $[ ] per account (fund) will apply.
Notes:
(1)	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.
(2)	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.

(3)
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request)

Note, for all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived
For non-US resident clients investing in the U.S. market:
Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes. Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client. Please refer to the separate Non-Resident Alien (NRA) fee schedule.
Note: for the clients who are the sole beneficiary owner of the assets, the above will not apply.
Cash Transactions
Currency Trade - $[  ] per transaction
3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $[  ].
Standard Non-U.S. Proxy Services Fees
Notification	$[ ]
Vote	$[ ]
Relationship Set Up Fee	$[ ]
Tax Reclamation Services – may be subject to additional charges depending upon the service level agreed. Tax reclaims that have been outstanding for more than [  ] months with the client will be charged $[  ] per claim.
Communication Fees
INFORM – Access to The Bank of New York proprietary application, INFORM, for standard custody instructions and reporting will be provided at a cost of USD [   ] per month including installation and training.
SWIFT Reporting and Message Fees – the following fees will apply in respect of client requested SWIFT reports and messages:

Cash Reporting
• MT900 – Cash Debit Advice	$[ ] each
• MT910 – Cash Credit Advice	$[ ] each
• MT940 – Detail Cash Statement	$[ ] per message
• MT950 – Cash Statement	$[ ] per message
Securities Position Reporting
• MT535 – Statement of Holdings	$[ ] per message
One MT535 will be issued per account per month free of charge
• MT536 – Statement of Transactions	$[ ] per message
• MT537 – Statement of Pendings	$[ ] per message
Confirmations
• MT544 – Receive Free Confirm	$[ ] per message
• MT545 – Receive Against Payment Confirm	$[ ] per message
• MT546 – Deliver Free Confirm	$[ ] per message
• MT547 – Deliver Against Payment Confirm	$[ ] per message
Facsimile Reporting Fees
• Corporate Actions Notifications	$[ ] per notification
• Cash and Securities Reports	$[ ] per page

Out of Pocket Expenses

•
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

•
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Advisor's Signature not needed on the global fees on this Exhibit H as they are not changing at May 15, 2013.